Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Red Rock Pictures Holdings, Inc. (the “Company”) hereby certifies:

(i)
The Quarterly Report on Form 10-Q of the Company for the period ended May 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

DATE: July 20, 2010	/s/ RENO ROLLE
Reno Rolle,
President, Chief Financial Officer, and Director

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (Section 906), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Red Rock Pictures Holdings, Inc. and will be retained by Red Rock Pictures Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an Exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.